                     FINANCIAL GUARANTY INSURANCE COMPANY

                             Financial Statements

                           December 31, 1995 and 1994


                  (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
________________________________________________________________________________


Audited Financial Statements


December 31, 1995






    Report of Independent Auditors......................................     1
    Balance Sheets......................................................     2
    Statements of Income................................................     3
    Statements of Stockholder's Equity..................................     4
    Statements of Cash Flows............................................     5
    Notes to Financial Statements.......................................     6

                          Report of Independent Auditors'


The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Financial Guaranty Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

                                       KPMG Peat Marwick LLP

January 19, 1996

Financial Guaranty Insurance
Company                                                           Balance Sheets
________________________________________________________________________________

($ in Thousands, except per share amounts)

                                                     December 31,   December 31,
Assets                                                  1995            1994
                                                     ____________   ____________

Fixed maturity securities available-for-sale
  (amortized cost of $2,043,453 in 1995
   and $1,954,177 in 1994)                            $2,141,584    $1,889,910
Short-term investments, at cost, which
  approximates market                                     91,032        75,674
Cash                                                         199         1,766
Accrued investment income                                 37,347        40,637
Reinsurance recoverable                                    7,672        14,472
Prepaid reinsurance premiums                             162,087       164,668
Deferred policy acquisition costs                         94,868        90,928
Property and equipment, net of accumulated
  depreciation ($12,861 in 1995 and $10,512 in 1994)       6,314         7,912
Receivable for securities sold                            26,572             -
Prepaid expenses and other assets                         12,627        12,243
                                                      __________    ___________

    Total assets                                      $2,580,302    $2,298,210
                                                      __________    ___________
                                                      __________    ___________

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                     $  727,535    $  757,425
Loss and loss adjustment expenses                         77,808        98,746
Ceded reinsurance balances payable                         1,942         2,258
Accounts payable and accrued expenses                     32,811        28,489
Payable to Parent                                          1,647        18,600
Current federal income taxes payable                      51,296        82,123
Deferred federal income taxes                             99,171        22,640
Payable for securities purchased                          40,211         8,206
                                                      __________   ____________

    Total liabilities                                  1,032,421     1,018,487
                                                      __________   ____________

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding          15,000        15,000
Additional paid-in capital                               334,011       334,011
Net unrealized gains (losses) on fixed maturity
  securities available-for-sale, net of tax               63,785       (41,773)
Foreign currency translation adjustment                   (1,499)       (1,221)
Retained earnings                                      1,136,584       973,706
                                                      __________   ____________

    Total stockholder's equity                         1,547,881     1,279,723
                                                      __________   ____________

    Total liabilities and stockholder's equity        $2,580,302     2,298,210
                                                      __________   ____________
                                                      __________   ____________

                   See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income
________________________________________________________________________________

($ in Thousands)

                                             For the Year Ended December 31,
                                          ______________________________________
                                            1995          1994          1993
                                            ____          ____          ____
Revenues:

Gross premiums written                    $  97,288    $ 161,940     $ 291,052
Ceded premiums                              (19,319)     (46,477)      (49,914)
                                          _________    _________     _________

  Net premiums written                       77,969      115,463       241,138
Decrease (increase) in net unearned
  premiums                                   27,309       53,364       (74,902)
                                          _________    _________    __________

  Net premiums earned                       105,278      168,827       166,236
Net investment income                       120,398      109,828        99,920
Net realized gains                           30,762        5,898        35,439
                                          _________    _________    __________

  Total revenues                            256,438      284,553       301,595
                                          _________    _________    __________
Expenses:

Loss and loss adjustment expenses            (8,426)       3,646        42,894
Policy acquisition costs                     13,072       15,060        19,592
(Increase) decrease in deferred policy
  acquisition costs                          (3,940)       3,709         2,658
Other underwriting expenses                  19,100       21,182        21,878
                                          _________    _________    __________

  Total expenses                             19,806       43,597        87,022
                                          _________    _________    __________

Income before provision for Federal
  income taxes                              236,632      240,956       214,573
                                          _________    _________    __________

Federal income tax expense (benefit):
  Current                                    28,913       43,484        59,505
  Deferred                                   19,841        7,741        (7,284)
                                          _________    _________    __________

  Total Federal income tax expense           48,754       51,225        52,221
                                          _________    _________    __________

  Net income before cumulative effect
   of change in accounting principle        187,878      189,731       162,352
                                          _________    _________    __________

  Net cumulative effect of change in
   accounting principle                           -            -         3,008
                                          _________    _________    __________

  Net income                               $187,878     $189,731      $165,360
                                          _________    _________    __________
                                          _________    _________    __________

                   See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity
________________________________________________________________________________

($ in Thousands)




                                                                             Net Unrealized
                                                                            Gains (Losses) on
                                                          Additional          Fixed Maturity          Foreign
                                              Common        Paid-in        Securities Available-      Currency    Retained
                                              Stock        Capital         For-Sale, Net of Tax      Adjustment   Earnings
                                              ______      ___________      _____________________     ___________  ________
Balance, January 1, 1993                      $2,500       $324,639              $7,267                $(1,597)   $618,615

Net income                                         -              -                   -                      -     165,360

Capital contribution                               -         21,872                   -                      -           -

Adjustment to common stock par value          12,500        (12,500)                  -                      -           -

Unrealized gains on fixed maturity
 securities previously held at market,
 net of tax of ($713)                              -              -              (1,325)                     -           -

Implementation of change in accounting
  for adoption of SFAS 115, net of tax of
  $45,643                                          -              -              84,766                      -           -

Foreign currency translation adjustment            -              -                   -                   (668)          -
                                             _______      _________          ___________               ________    ________

Balance, December 31, 1993                    15,000        334,011              90,708                 (2,265)    783,975

Net income                                         -              -                   -                      -     189,731

Unrealized losses on fixed maturity
  securities available-for-sale, net of
  tax of ($71,336)                                 -              -            (132,481)                     -           -

Foreign currency translation adjustment            -              -                   -                  1,044           -
                                            _________     _________         ____________              _________   ________

Balance, December 31, 1994                    15,000        334,011             (41,773)                (1,221)    973,706

Net income                                         -              -                   -                      -     187,878

Dividend paid                                      -              -                   -                      -     (25,000)

Unrealized gains on fixed maturity
  securities available for sale, net of
  tax of 56,839                                    -              -             105,558                      -           -

Foreign currency translation adjustment            -              -                   -                   (278)          -
                                           __________     _________        ____________               _________   _________

Balance, December 31, 1995                   $15,000       $334,011             $63,785                $(1,499)  $1,136,584
                                           __________     _________        _____________              _________  __________
                                           __________     _________        _____________              _________  __________

                   See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                 Statements of Cash Flows
________________________________________________________________________________

($ in Thousands)

                                             For the Year Ended December 31,
                                          ______________________________________
                                             1995         1994         1993
                                             ____         ____         ____
Operating Activities:


Net income                                 $187,878     $189,731     $165,360
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
  Cumulative effect of change in
   accounting principle, net of tax               -            -       (3,008)
  Change in unearned premiums               (29,890)     (45,927)      90,429
  Change in loss and loss adjustment
    expense reserves                        (20,938)       2,648       51,264
  Depreciation of property and
    equipment                                 2,348        2,689        2,012
  Change in reinsurance receivable            6,800         (304)      (9,040)
  Change in prepaid reinsurance
    premiums                                  2,581       (7,437)     (15,527)
  Change in foreign currency
    translation adjustment                     (427)       1,607       (1,029)
  Policy acquisition costs deferred         (16,219)     (18,306)     (19,592)
  Amortization of deferred policy
    acquisition costs                        12,279       22,015       22,250
  Change in accrued investment
   income, and prepaid expenses and
   other assets                               2,906       (5,150)      (9,048)
  Change in other liabilities               (12,946)       2,577        7,035
  Change in deferred income taxes            19,841        7,741       (7,284)
  Amortization of fixed maturity
    securities                                1,922        5,112        8,976
  Change in current income taxes
    payable                                 (30,827)      33,391       30,089
  Net realized gains on investments         (30,762)      (5,898)     (35,439)
                                           ________     ________      ________

Net cash provided by operating
  activities                                 94,546      184,489      277,448
                                           ________     ________     ________
Investing Activities:

Sales and maturities of fixed
  maturity securities                       836,103      550,534      789,036
Purchases of fixed maturity
  securities                               (891,108)    (721,908)  (1,090,550)
Purchases, sales and maturities of
  short-term investments, net               (15,358)     (11,486)       4,164
Purchases of property and equipment,
  net                                          (750)      (1,290)        (985)
                                           ________    _________   __________
Net cash used in investing
  activities                                (71,113)    (184,150)    (298,335)
                                           ________    _________   __________

Financing Activities:

Dividends paid                              (25,000)           -            -
Capital contribution                              -            -       21,872
                                           ________   __________   __________
Net cash provided by financing
  activities                                (25,000)           -       21,872
                                           ________   __________   __________

(Decrease) Increase in cash                  (1,567)         339          985
Cash at beginning of year                     1,766        1,427          442
                                           ________   __________   __________

Cash at end of year                        $    199   $    1,766   $    1,427
                                           ________   __________   __________

                                           ________   __________   ___________


                   See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
________________________________________________________________________________

(1) Business

    Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

    The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Significant Accounting Policies

    The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

    Investments

    As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

    Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

    Premium Revenue Recognition

    Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

    When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

    Policy Acquisition Costs

    Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see
    Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

    Loss and Loss Adjustment Expenses

    Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

    Income Taxes

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

    Property and Equipment

    Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

    Foreign Currency Translation

    The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3) Statutory Accounting Practices

    The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

    (a) premiums are earned in proportion to the reduction of the related risk rather than in proportion to the coverage provided;
    (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;
    (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
    (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;
    (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
    (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and
    (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                       Years Ended December 31,
                                                   --------------------------------------------------------------------------
                                                            1995                        1994                    1993
                                                   ----------------------     ----------------------   ----------------------
                                                    Net     Stockholder's      Net     Stockholder's   Net      Stockholder's
                                                   Income       Equity        Income      Equity      Income         Equity
                                                   -------- -------------     --------  ------------  -------   -------------
GAAP basis amount                                  $187,878    $1,547,881     $189,731  $1,279,723    $165,360     $1,221,429

Premium revenue recognition                         (22,555)     (166,927)      (4,970)   (144,372)    (16,054)      (139,401)

Deferral of acquisition costs                        (3,940)      (94,868)       3,709     (90,928)      2,658        (94,637)

Contingency reserve                                      --      (386,564)          --    (328,073)         --       (252,542)

Non-admitted assets                                      --        (5,731)          --      (7,566)         --         (8,951)

Case basis loss reserves                              4,048           (52)      (3,340)     (4,100)      1,626           (759)

Portfolio loss reserves                             (22,100)       24,000      (11,050)     46,100      43,650         57,150

Deferral of income taxes (benefits)                  19,842        64,825        7,741      45,134      (7,284)        35,209

Unrealized gains (losses) on fixed maturity
securities held at fair value, net of tax                --       (63,785)          --      41,773          --        (90,708)

Recognition of profit commission                      3,096        (5,744)      (2,410)     (8,840)     (4,811)        (4,811)

Provision for unauthorized reinsurance                   --            --           --        (266)         --             --

Contingency reserve tax deduction (see Note 2)           --        78,196           --      55,496          --         45,402

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                    637        10,290          (63)      9,653          --          9,716
                                                   ________     __________     ________    _______     ________     __________

Statutory-basis amount                             $166,906     $1,001,521     $179,348    $893,734    $185,145     $  777,097
                                                   ________     __________     ________    ________    ________     __________
                                                   ________     __________     ________    ________    ________     __________

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

(4) Investments

    Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

    The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                Gross       Gross
                                              Unrealized   Unrealized
                               Amortized      Holding      Holding     Fair
1995                             Cost          Gains       Losses      Value
____                           __________   ___________  ___________  ________

U.S. Treasury securities and
 obligations of U.S.
 government corporations and
 agencies                      $   71,182   $  1,696             -    $   72,878

Obligations of states and
 political subdivisions         1,942,001     98,458        $1,625     2,038,834

Debt securities issued by
  foreign  governments             30,270        152           550        29,872
                               __________   _________      ________  ___________

Investments available-
  for-sale                      2,043,453    100,306         2,175     2,141,584

Short-term investments             91,032          -             -        91,032
                               __________   _________      ________  ___________

Total                          $2,134,485   $100,306        $2,175    $2,232,616
                               __________   ________       ________  ___________
                               __________   ________       ________  ___________

The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Amortized       Fair
    1995                                             Cost         Value
    ____                                          _________      ________

    Due in one year or less                      $   99,894   $   99,984
    Due after one year through five years           137,977      141,235
    Due after five years through ten years          287,441      300,560
    Due after ten years through twenty years      1,406,219    1,476,261
    Due after twenty years                          202,954      214,576
                                                 __________   ___________

        Total                                    $2,134,485   $2,232,616
                                                 __________   __________
                                                 __________   __________

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

                                                Gross       Gross
                                             Unrealized   Unrealized
                                Amortized     Holding      Holding      Fair
1994                              Cost          Gains      Losses       Value
____                            __________   ___________  __________  __________


U.S. Treasury securities and
 obligations of U.S.
 government corporations and
 agencies                       $   10,945    $     8      $  (519)   $   10,434

Obligations of states and
  political  subdivisions        1,839,566     25,809      (85,200)    1,780,175

Debt securities issued by
  foreign governments              103,666        400       (4,765)       99,301
                                __________   _________    _________   __________

Investments available-for-
  sale                           1,954,177     26,217      (90,484)    1,889,910

Short-term investments              75,674          -            -        75,674
                                __________   _________    ________   ___________

Total                           $2,029,851    $26,217     $(90,484)   $1,965,584
                                __________   _________    ________   ___________
                                __________   _________    ________   ___________

In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

Net investment income of the Company is derived from the following sources (in thousands):

                                             Year Ended December 31,
                                         __________________________________
                                           1995       1994          1993
                                         ________   _________     __________

Income from fixed maturity securities    $112,684    $108,519       $ 97,121
Income from short-term investments          8,450       2,479          3,914
                                         ________    ________     __________

Total investment income                   121,134     110,998        101,035
Investment expenses                           736       1,170          1,115
                                         ________    ________     __________

Net investment income                    $120,398    $109,828       $ 99,920
                                         ________    ________     __________
                                         ________    ________     __________

As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

(5) Income Taxes

    The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

    Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):

                                                    Year Ended December 31,
                                                    _______________________
                                                    1995     1994      1993
                                                    ____    ______     _____

   Current tax expense                             $28,913  $43,484   $59,505
   Deferred tax expense                             19,841    7,741    (7,284)
                                                   _______  _______   _______

   Federal income tax expense                      $48,754  $51,225   $52,221
                                                   _______  _______   _______
                                                   _______  _______   _______

    The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                Year Ended December 31,
                                            _________________________________
                                            1995        1994          1993
                                            _____      _______      ________

    Income taxes computed on income
      before provision for federal
      income taxes, at the statutory
      rate                                 $82,821     $84,334      $75,101

    Tax effect of:
      Tax-exempt interest                  (30,630)    (30,089)     (27,185)
      Other, net                            (3,437)     (3,020)       4,305
                                          ________     _______      _______

    Provision for income taxes             $48,754     $51,225      $52,221
                                          ________     _______      _______
                                          ________     _______      _______

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

         The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):

                                                1995             1994
                                               ______          ________


         Deferred tax assets:
           Unrealized losses on fixed
            maturity securities, available-
            for-sale                               -           $22,493
           Loss reserves                      $8,382            16,136
           Deferred compensation               5,735             9,685
           Tax over book capital gains         1,069               365
           Other                               3,248             3,760
                                              ______          ________

         Total gross deferred tax assets      18,434            52,439

         Deferred tax liabilities:
           Unrealized gains on fixed
            maturity securities, available-
            for-sale                          34,346                 -
           Deferred acquisition costs         33,204            31,825
           Premium revenue recognition        32,791            24,674
           Rate differential on tax and
            loss bonds                         9,454             9,454
           Other                               7,810             9,126
                                             _______        __________

         Total gross deferred tax
          liabilities                        117,605            75,079
                                             _______        __________

         Net deferred tax liability         $ 99,171           $22,640
                                            ________        __________
                                            ________        __________

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

         Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

(6) Reinsurance

    The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

    Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's
    experience to date, regardless of the outcome of future events.   To
    reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

    Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

(7) Loss and Loss Adjustment Expenses

    Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):

                                              Year Ended December 31,
                                           ________________________________
                                            1995        1994         1993
                                           ______     ________     ________

Balance at January 1,                      $98,746     $96,098     $44,834
  Less reinsurance recoverable              14,472      14,168       5,128
                                           _______     _______     _______

Net balance at January 1,                   84,274      81,930      39,706

Incurred related to:
Current year                                26,681      15,133           -
Prior years                                 (1,207)       (437)       (756)
Portfolio reserves                         (33,900)    (11,050)     43,650
                                           _______    ________    ________

Total Incurred                              (8,426)      3,646      42,894

Paid related to:
Current year                                  (197)       (382)          -
Prior years                                 (5,515)       (920)       (670)
                                           _______    _________   _________

Total Paid                                  (5,712)     (1,302)       (670)

Net balance at December 31,                 70,136      84,274      81,930
  Plus reinsurance recoverable               7,672      14,472      14,168
                                           _______    _________   __________

Balance at December 31,                    $77,808     $98,746     $96,098
                                           _______    ________    ________
                                           _______    ________    ________


    The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________


(8)  Related Party Transactions

     The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

     The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

     The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).


(9)  Compensation Plans

     Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10) Dividends

     Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

     During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

(11) Financial Instruments

     Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

     Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

     Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

     Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
     The carrying amounts of these items approximate their fair values.

     The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (in thousands):

                                           1995                   1994
                                  ___________________      ___________________
                                  Carrying      Fair       Carrying      Fair
                                   amount       Value       amount       Value
                                  ________      _____      ________      ______
    Financial Assets

       Cash
         On hand and in demand
          accounts                $      199    $      199  $    1,766    $1,766

       Short-term investments         91,032        91,032      75,674    75,674
       Fixed maturity securities   2,141,584     2,141,584   1,889,910 1,889,910


    Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

    Concentrations of Credit Risk

    The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

    In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

    As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.


    As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                              Net
                                            Principal
                                           Outstanding
                                           ____________
    Municipal:
      General obligation                    $43,308.2
      Special revenue                        38,137.9
      Industrial revenue                      2,480.0
      Non-municipal                          14,734.2
                                            _________

    Total                                   $98,660.3
                                            _________
                                            _________

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
________________________________________________________________________________

    The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):
                                                    Net
                                                  Principal
                                                 Outstanding
                                                 ___________

    California                                   $ 10,440.2
    Florida                                         8,869.3
    Pennsylvania                                    8,653.4
    New York                                        7,706.7
    Illinois                                        5,697.5
    Texas                                           5,478.7
    New Jersey                                      4,181.9
    Michigan                                        3,385.9
    Arizona                                         2,776.9
    Ohio                                            2,327.7
                                                 __________

    Sub-total                                      59,518.2
    Other states and International                 39,142.1
                                                 __________

    Total                                         $98,660.3
                                                 __________
                                                 __________


(12) Commitments

     Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

     Year                                 Amount
     ____                                 ______


     1996                                 $ 2,297
     1997                                   2,909
     1998                                   2,909
     1999                                   2,909
     2000                                   2,909
     Subsequent to 2000                     2,911
                                         ________

     Total minimum future rental
       payments                           $16,844
                                          _______
                                          _______